Exhibit 99.1

Number of
Shares Sold
in Block Trade     Price Per Share ($)
2000   74.08
100   74.17
100   74.22
1300   74.25
100   74.29
200   74.31
600   74.40
100   74.43
100   74.44
400   74.57
157   74.59
100   74.64
300   74.70